POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Susan M. Chiarmonte his true and lawful attorney-in-

fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Form 4 relating to his ownership of shares of Allied Motion Technologies, Inc., and any and all amendments thereto, and to file the same, with all exhibits thereto,

and any other documents in connection therewith, with the Securities and

Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Richard D. Smith

Chief Executive Officer

July 30, 2003